                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                                    NEWS RELEASE

For More Information Contact:


           Dennis P. Wolf                          Cathi W. Fox
           Executive Vice President and CFO        Investor Relations
           (510) 657-7400                          (510) 657-7400



                  CREDENCE SYSTEMS REPORTS RECORD RESULTS FOR
                          FIRST FISCAL QUARTER OF 2000

     FREMONT, Calif.-February 9, 2000-Credence Systems Corporation (Nasdaq NMS:
CMOS) today reported results for its first fiscal quarter ended January 31, 2000. Net sales were $101.8 million, an increase of 284 percent from net sales of $26.5 million in the first quarter of fiscal 1999. Net sales were up 27 percent sequentially from net sales of $80.2 million in the company's fourth fiscal quarter of 1999. The net income for the first quarter of fiscal 2000 was $16.9 million or $0.71 per share, compared to a net loss of $6.6 million or $0.32 in the first quarter of 1999. Net income for the first quarter was up sequentially from the fourth fiscal quarter of 1999 when the company reported net income of $8.1 million or $0.35 per share, after special charges.

     Dr. Graham Siddall, Credence's president and chief executive officer said, "We are very pleased with this quarter's results which were an all-time high for revenue, earnings and bookings. Bookings were very strong, with a book-to-bill of 1.8 and nine new account wins this quarter, the largest number of new wins for Credence in any single quarter. We are particularly pleased to add STMicroelectronics (NYSE:STM) as a new customer. STM is purchasing several products from the Kalos line for testing of its flash memory products and we are excited about working with them."

     Credence's executive vice president and chief financial officer, Mr. Dennis
P. Wolf said, "We continued to see strong operational improvements this quarter. Our gross margin of 57.7% was the highest in several years and up from 55% in the fourth quarter of last year and 42.3% in the year ago first quarter. Our operating margin of 25% was among the best in the industry for reporting companies."


                                     -MORE-

CREDENCE SYSTEMS REPORTS RESULTS FOR FIRST FISCAL QUARTER OF 2000
PAGE 2

     Credence Systems Corporation is a leader in the manufacture of automatic test equipment (ATE) for the worldwide semiconductor industry. Credence offers a wide range of products with test capabilities for digital, mixed-signal, and memory semiconductors. Utilizing its proprietary CMOS technologies, Credence products are designed to meet the strict time-to-market and ownership requirements of its customers.

     Headquartered in Fremont, California, the company maintains advanced production and design facilities in Hillsboro, Oregon. Credence, an ISO 9001 certified manufacturer, is listed on the Nasdaq National Market under the symbol CMOS. More information is available at www.credence.com.

     Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from the future performance suggested in this release. Such factors include, but are not limited to, economic and currency instability in the Asia Pacific region, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, the Company's ability to complete the development of its new products, product mix, under-absorption of overhead, cyclicality and downturns in the semiconductor industry, continued dependence on "turns" orders to achieve revenue objectives, the Company's ability to have an appropriate amount of production capacity in a timely manner, the timing of new technology, product introductions, the risk of early obsolescence and the Company's ability control expenses (including the ability to identify and successfully institute additional cost-saving measures).

     Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q. The Company assumes no obligation to update the information in this press release.


Credence, Credence Systems, Duo, SC, ValStar, Kalos, and Quartet are trademarks of Credence Systems Corporation. Other trademarks, which may be mentioned in this release, are the intellectual property of their respective owners.


                                     -MORE-

                          CREDENCE SYSTEMS CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)



                                                  (UNAUDITED)             (UNAUDITED)
                                                 THREE MONTHS            PRIOR QUARTER
                                                    ENDED                   ENDED
                                                  JANUARY 31,            OCTOBER 31,
                                            ---------------------       --------------
                                               2000         1999            1999
                                            ---------   ---------       --------------
Net sales.................................  $ 101,768   $  26,490       $       80,215
Cost of goods sold - on net sales.........     43,023      15,276               36,102
                                            ---------   ---------       --------------
Gross margin..............................     58,745      11,214               44,113

Operating expenses:
Research and development..................     13,937       9,003               11,128
Selling, general and administrative.......     19,344      12,231               18,373
In-process research and development.......         --          --                  858
Special charges...........................         --          --                1,334
                                            ---------   ---------       --------------
   Total operating expenses...............     33,281      21,234               31,693
                                            ---------   ---------       --------------

Operating income (loss)...................     25,464     (10,020)              12,420
Interest and other income
(expenses), net...........................        683        (301)                 328
                                            ---------   ---------       --------------
Income (loss) before income taxes.........     26,147     (10,321)              12,748
Income taxes (benefit)....................      9,282      (3,729)               4,576
Minority interest (benefit)...............          3         (38)                 106
                                            ---------   ---------       --------------
Net income (loss).........................  $  16,862   $  (6,554)      $        8,066
                                            =========   =========       ==============
Net income (loss) per share
   Basic..................................  $    0.77   $   (0.32)      $         0.37
                                            =========   =========       ==============
   Diluted................................  $    0.71   $   (0.32)      $         0.35
                                            =========   =========       ==============
Number of shares used in
computing per share amount
   Basic..................................     21,952      20,418               21,724
                                            =========   =========       ==============
   Diluted................................     23,753      20,418               22,739
                                            =========   =========       ==============



                                   - MORE -

                         CREDENCE SYSTEMS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                 JANUARY 31,             OCTOBER 31,
                                                 -----------             -----------
                                                     2000                    1999
                                                 -----------             -----------
                                                  UNAUDITED
ASSETS
Current assets:
  Cash and cash equivalents....................  $    42,914             $    52,104
  Short-term investments.......................       25,711                  39,744
  Accounts receivable, net.....................      102,826                  71,506
  Inventories..................................       46,530                  41,218
  Other current assets.........................       22,786                  23,111
                                                 -----------             -----------
    Total current assets......................       240,767                 227,713
Long-term investments.........................        73,484                  50,005
Property and equipment, net...................        43,706                  43,063
Other assets..................................        18,579                  19,639
                                                 -----------             -----------
    Total assets..............................   $   376,536             $   340,420
                                                 ===========             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.............................  $    27,044             $    23,611
  Accrued liabilities..........................       32,718                  31,163
  Income taxes payable.........................        9,337                   6,212
                                                 -----------             -----------
     Total current liabilities.................  $    69,099             $    60,986
  Convertible subordinated notes payable.......       97,740                  97,744
  Minority interest............................          286                     282
  Stockholders' equity.........................      209,411                 181,408
                                                 -----------             -----------
     Total liabilities and stockholders'
     equity....................................  $   376,536             $   340,420
                                                 ===========             ===========


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